Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2018, except for Note 2(a), as to which the date is June 13, 2018, and Notes 2(v)(vi) and 16, as to which the date is September 7, 2018, in the Registration Statement (Form F-1) and related Prospectus of Studio City International Holdings Limited for the registration of its Class A ordinary shares.

/s/ Ernst & Young

Hong Kong

September 7, 2018